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                      [BANKAMERICA CORPORATION LETTERHEAD]

EXHIBIT 5



                                              BANKAMERICA CORPORATION
                                              Box 37000
                                              San Francisco, CA  94137


May 23, 1997
                                              JAMES N. ROETHE
                                              Executive Vice President
                                              and General Counsel
                                              Legal Department North 3017
                                              (415) 622-2845
                                              Fax (415) 953-0944



Members of the Board of Directors
BankAmerica Corporation
Bank of America Center
555 California Street
San Francisco, CA  94104


Dear Board Members:

     I am the Executive Vice President and General Counsel of BankAmerica Corporation ("BAC") and in that capacity I have acted as counsel for BAC in connection with the registration under the Securities Act of 1933, as amended, of 5,760,910 additional shares of BAC common stock, $1.5625 par value (the "Common Stock"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") relating to Take Ownership! The BankAmerica Global Stock Option Program (the "Program"). The Registration Statement is to be filed by BAC with the Securities and Exchange Commission on or about May 23, 1997.

     I have examined or caused to be examined such corporate records, certificates and other documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion.

     On the basis of such examination, it is my opinion that the Common Stock, when issued in the manner contemplated by the Registration Statement and the Program, will be duly authorized, validly issued, fully paid and nonassessable.
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Members of the Board of Directors
BankAmerica Corporation
May 23, 1997
Page 2



     I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.



                                      Sincerely yours,

                                      /s/ JAMES N. ROETHE
                                ----------------------------
                                      James N. Roethe
                                  Executive Vice President
                                     and General Counsel